Results of Special Meetings of Shareholders
On December 11, 2006, a Special Meeting of Shareholders was held to vote on various proposals recently approved by the Fund's Board Members. The following tables provide the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the following proposals: (1) elect Board Members and (2) Revise
Fundamental Investment Policies
Proposal 1: Elect Board Members
Legg Mason Partners Series Funds, Inc.
Nominees:           Votes For                      Authority
Withheld Abstention
Paul R Ades                170,131,302.836
4,468,490.792            10.000
A. Benton Cocanougher     170,076,708.899
4,523,084.729                       10.000
Jane F. Dasher           170,173,534.272
4,426,259.356             10.000
Mark T. Finn        170,143,278.202          4,456,515.426
10.000
Rainer Greeven       170,096,226.735          4,503,566.893
10.000
Stephen Randolph Gross   170,143,797.553
4,455,996.075            10.000
Richard E. Hanson Jr.     170,129,136.798
4,470,656.830             10.000
Diana R. Harrington       170,130,532.635
4,469,260.993            10.000
Susan M. Heilbron         170,126,638.044
4,473,155.584            10.000
Susan B. Kerley           170,154,946.991
4,444,846.637             10.000
Alan G. Merten           170,118,820.486
4,480,973.142             10.000
R. Richardson Pettit     170,136,193.119
4,463,600.509            10.0000
R. Jay Gerken, CFA  170,118,397.788          4,481,395.840
10.000
Legg Mason Partners Capital Fund, Inc.
Nominees:           Votes For      Authority      Withheld
Abstentions
Paul R. Ades        26,014,273.070           549,638.614
0.000
Andrew L. Breech         26,030,766.406
533,145.278              0.000
Dwight B. Crane          26,005,531.783
558,379.901              0.000
Robert M. Frayn, Jr.     26,004,887.373
559,024.311              0.000
Frank G. Hubbard         26,010,958.007
552,953.677              0.000
Howard J. Johnson        26,019,927.816
543,983.868              0.000
David E. Maryatt         26,011,809.119
552,102.565              0.000
Jerome H. Miller         26,006,355.783
557,555.901              0.000
Ken Miller          26,022,141.070           541,770.614
0.000
John J. Murphy           26,012,014.975
551,896.709              0.000
Thomas T. Schlafly       26,006,377.303
557,534.381              0.000
Jerry A. Viscione        26,025,401.054
538,510.630              0.000
R. Jay Gerken, CFA  26,007,444.548           556,467.136
0.000
Legg Mason Partners Series Funds, Inc. 115
Proposal 2: Revise Fundamental Investment Policies.
Legg Mason Partners Capital Fund, Inc.
Items Voted On           Votes For      Votes Against
Abstentions    Broker Non-Votes
Borrowing Money          18,704,443.160      600,203.933
734,818.591    6,524,446.000
Underwriting        18,673,229.806      613,109.024
753,126.854    6,524,446.000
Lending             18,653,927.697      632,777.367
752,760.620    6,524,446.000
Issuing Senior Securities     18,673,478.526
600,144.961         765,842.197    6,524,446.000
Real Estate         18,663,264.256      608,333.407
767,868.021    6,524,446.000
Commodities         18,644,760.050      637,184.635
757,520.999    6,524,446.000
Concentration       18,620,638.240      654,826.627
764,000.817    6,524,446.000
Diversification          18,642,975.894      633,426.100
763,063.690    6,524,446.000
Non-Fundamental          18,452,691.469      380,512.770
508,262.801     6,524,446.000
Purchase of Iliquid Securities 18,533,783.596
716,087.084         789,595.004    6,524,446.000
Purchase of Securities on Margin
and Making Short Sales    18,558,806.594     715,235.228
765,423.862    6,524,446.000
Investment in Other Investment
Companies       18,636,134.056     661,786.897
741,544.731    6,524,446.000
Investment in Oil, Gas or Other
Mineral Exploration
Development Program      18,661,350.945      625,932.195
752,182.544    6,524,446.000
Excercising Control or
Management          18,581,832.371      691,936.023
765,697.290    6,524,446.000
Warrants            18,577,784.368      662,498.609
799,182.707    6,524,446.000
Related Party Investments     18,556,164.495
561,091.002         922,210.187    6,524,446.000
Unseasoned Issuers  18,528,309.806      742,985.295
768,170.583    6,524,446.000
Investment in Affiliates to
Affiliates               18,550,349.325      724,833.442
764,282.917    6,524,446.000
116 Legg Mason Partners Series Funds, Inc.